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                                                                    Exhibit 4.21

                                                                  Execution Copy

                                WARRANT AGREEMENT

     This WARRANT AGREEMENT (this "Agreement") dated as of March 27, 2003 is entered into among Midas, Inc., a Delaware corporation (the "Company"), and each of the Persons listed on Schedule I hereto (such Persons, together with their respective successors and permitted assigns, are collectively referred to herein as the "Warrant Holders" and each as a "Warrant Holder"). Capitalized terms not otherwise defined shall have the respective meanings ascribed to them in the Credit Agreement (as defined below).

                                    RECITALS

     WHEREAS, pursuant to that certain Loan and Security Agreement of even date herewith (as the same may from time to time be amended, supplemented or extended, the "Credit Agreement") among the Company, the subsidiaries of the Company, Bank One, N.A., individually and as collateral agent, and the Warrant Holders named therein (together with their successors and permitted assigns, the "Credit Agreement Warrant Holders"), the Credit Agreement Warrant Holders are making term loans to and purchasing term notes being issued by certain subsidiaries of the Company;

     WHEREAS, pursuant to that certain Note, Guaranty and Security Agreement of even date herewith (as the same may from time to time be amended, supplemented or extended, the "Note Agreement") among the Company, the subsidiaries of the Company, the Collateral Agent (as defined therein) and the Warrant Holders named therein (together with their successors and permitted assigns, the "Note Agreement Warrant Holders"), the Note Agreement Warrant Holders are purchasing term notes being issued by certain subsidiaries of the Company;

     WHEREAS, in connection with the closings under the Credit Agreement and the Note Agreement, the Company is issuing to the Warrant Holders warrants (the "Warrants") to purchase up to an aggregate of 1,000,000 shares of the Company's common stock, $.001 par value (the "Common Stock," and the shares of Common Stock issuable on exercise of the Warrant being referred to herein as the "Warrant Shares"), at the exercise price per share provided for herein, which warrants shall be evidenced by Warrant Certificates in the form attached hereto as Exhibit A; and

     WHEREAS, the Warrant Holders desire to acquire from the Company, and the Company desires to issue to the Warrant Holders, the Warrants.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

     Section 1. Issuance and Acquisition of Warrants. The Company hereby agrees to issue to each Warrant Holder at the Closing, subject to the conditions and restrictions contained in this Agreement, and each Warrant Holder hereby agrees to acquire from the Company at the Closing, Warrants initially exercisable for the number of Warrant Shares specified on Schedule I hereto opposite the name of such Warrant Holder, subject to adjustment as further provided herein. Notwithstanding anything else contained herein to the contrary, effective as of January 5, 2004,

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in the event a Term Loan Repayment Trigger (as defined in the Credit Agreement as in effect on the date hereof) has not occurred, the number of Warrant Shares issuable upon exercise of each issued Warrant shall be reduced, automatically and without any action required by the Company or otherwise, to an amount equal to one half of such amount specified on Schedule I.

     Section 2. Warrant Certificates. The certificates evidencing the Warrants (the "Warrant Certificates") shall be in registered form only and shall be in the form set forth in Exhibit A attached hereto. The Company shall number and register each Warrant Certificate in a register as it is issued.

     Section 3. Registration of Transfers and Exchanges.

     (a) In connection with any Transfer (as defined below), the transferring Warrant Holder shall, if required by the Company, obtain from counsel to such holder (who may be in-house counsel to such holder) an opinion that the proposed transfer may be effected without registration under the Securities Act of 1933, as amended (the "Act"). Each Warrant shall bear the restrictive legends set forth on the Warrant Certificate attached hereto as Exhibit A, unless with respect to the legend, in the opinion of such counsel such legend is not required in order to ensure compliance with the Act. As used herein, "Transfer" means sell, assign, transfer, pledge, hypothecate, mortgage, encumber, dispose by gift or bequest, or otherwise transfer or dispose.

     (b) Subject to Section 3(a) hereof, the Company shall from time to time register the Transfer of a Warrant Certificate in a Warrant register to be maintained by the Company upon surrender of such Warrant Certificate accompanied by the form of assignment attached to the Warrant Certificate, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of Transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled and disposed of by the Company. Warrant Certificate(s) may be exchanged at the option of the holder(s) thereof, when surrendered to the Company at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrant Shares. Warrant Certificates surrendered for exchange shall be canceled and disposed of by the Company.

     Section 4. Exercise of Warrant.

     (a) Subject to the terms of this Agreement, each Warrant Holder shall have the right to exercise its Warrants, in whole (except with respect to the portion of any Warrants subject to cancellation as provided in Section 1) or in part, at any time or from time to time commencing on the date of this Agreement and continuing until 5:00 p.m., Chicago time on the tenth anniversary of the Closing Date (the "Exercise Period") and to receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of its Warrant (or such lesser number as may be specified by the holder in the Notice of Exercise) and payment to the Company of the Exercise Price then in effect for such Warrant Shares. In the alternative, a Warrant Holder may exercise its right, during the Exercise Period, to receive Warrant Shares on a net cashless exercise basis, such that, without the exchange of any funds, such holder receives that number of Warrant Shares for which such Warrant is otherwise being exercised less that number of Warrant Shares having a

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Current Market Price (as defined in Section 8(h) hereof) at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by such Warrant Holder in cash upon such exercise (a "Cashless Exercise").

     (b) A Warrant may be exercised upon surrender to the Company of the certificate or certificates evidencing the Warrant to be exercised with the Notice of Exercise (in the form attached to the Warrant Certificate) duly filled in and signed, and upon payment to the Company of the exercise price per share of Common Stock (the "Exercise Price") which is set forth in the form of Warrant Certificate attached hereto as Exhibit A, subject to adjustment pursuant to
Section 8 hereof, for the number of Warrant Shares in respect of which such Warrant is then being exercised. Payment of the aggregate Exercise Price shall be made (i) in cash or by certified or official bank check payable to the order of the Company or wire transfer in immediately available funds to such account as shall be designated by the Company or (ii) through a Cashless Exercise as provided in Section 4(a) hereof.

     (c) Upon such surrender of a Warrant and payment of the Exercise Price by the holder thereof, the Company shall, within three (3) business days, request its Transfer Agent (as defined supra) to issue and deliver, and the Company shall cause its Transfer Agent to issue and deliver, with all reasonable dispatch to or upon the written order of the holder and in such name or names as the holder may designate, a certificate or certificates for the number of Warrant Shares issuable upon the exercise of such Warrant, and such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant and payment of the Exercise Price.

     (d) A Warrant shall be exercisable, at the election of the holder thereof, either in full or from time to time in part and, in the event that a Warrant is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrant, in lieu of the Company issuing a new Warrant Certificate, appropriate notation shall be made on the certificate evidencing the Warrant exercised and such Warrant Certificate shall be returned to such holder. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented.

     (e) If the Warrant holder exercises the Warrant immediately prior to and in contemplation of and conditional upon the consummation of a transaction described in any of clauses (i) - (vi) of Section 14(b) hereof and such transaction is not consummated, such Warrant shall be deemed not to have been so exercised.

     (f) Any Warrant Certificate surrendered upon exercise of a Warrant shall be canceled and disposed of by the Company. The Company shall cause its Transfer Agent to keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at the Transfer Agent's offices.

     (g) In the event that all or any portion of a Warrant is unexercised as of the last day of the Exercise Period (the "Expiration Date"), unless the holder of the Warrant shall

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explicitly notify the Company otherwise in writing, such Warrant (or unexercised portion, as the case may be) shall be deemed to have been exercised in full automatically in a Cashless Exercise into shares of Common Stock pursuant to the terms of Section 4(a) above at 4:59 p.m. Chicago time on the Expiration Date
(or, in the event that the Expiration Date is not a business day, the immediately preceding business day) (the "Automatic Exercise Date") and the Person entitled to receive the Warrant Shares issuable upon such Cashless Exercise shall be treated for all purposes as the holder of record of such Warrant Shares from and after such time on such Automatic Exercise Date. A Warrant shall be deemed to be surrendered to the Company on the Automatic Exercise Date by virtue of this Section 4(g) and without any action by the holder of such Warrant or any other Person. As promptly as practicable on or after the Automatic Exercise Date and in any event within thirty (30) days thereafter, the Company shall cause its Transfer Agent to issue and cause to be delivered with all reasonable dispatch at the Company's expense to the Person entitled to receive the same a certificate or certificates for the number of Warrant Shares issuable upon such exercise.

     Section 5. Payment of Taxes; Transfer Costs. The Company will pay any documentary stamp taxes attributable to the issuance of Warrant Shares upon exercise of a Warrant, and will pay all taxes which may be payable in respect of any transfer involved in the issuance of any Warrant Certificate or any certificates for Warrant Shares. The Company shall also pay all expenses and related charges in connection with the preparation, issuance and delivery of any Warrant Certificates or certificates for Warrant Shares. The Company shall not, however, be required to pay any tax that may be payable in respect of any subsequent transfer of the Warrants or any transfer involved in the issuance and delivery of Warrant Shares in a name other than that in which the Warrants to which such issuance relates were registered, and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or it is established to the reasonable satisfaction of the Company that any such tax has been paid.

     Section 6. Lost, Mutilated or Missing Warrant Certificate. In case a Warrant Certificate is mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution of the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to it.

     Section 7. Reservation of Warrant Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, a number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of the Warrants at the then applicable Exercise Price, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of the Warrants, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging to obtain the requisite stockholder approval. The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the

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exercise of any of the rights of purchase aforesaid, will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose.

     Section 8. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 8. After each such adjustment, the calculated adjusted Exercise Price shall become the current Exercise Price for any subsequent adjustment. For purposes of this Section 8, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right to participate in any distribution of the assets or earnings of the Company, including, without limitation, preferred stock.

     (a) Adjustment for Initial Errors. The Company hereby acknowledges that the number of Warrant Shares constituting the initial number of securities purchasable upon the exercise of the Warrants was based upon the Company's representations as to the amount of all outstanding Common Stock (on a Fully Diluted Basis) on the date of the initial issue of the Warrants ("Date of Grant"), as set forth in Section 15(d) below, and upon an intention that the full exercise of the Warrants would result in the holders obtaining shares of Common Stock equal to approximately 5.5% of the Company's issued and outstanding Common Stock, calculated on a Fully Diluted Basis, on the Date of Grant. If for any reason it shall hereafter be determined that the actual amount of Common Stock outstanding, calculated on a fully-diluted basis, as of the Date of Grant caused the calculation of the Warrant Shares to be erroneous, then the Company or the holders (whichever shall discover such error) shall notify the other of such determination and the Company shall forthwith reissue each Warrant, with appropriate proportional adjustments in said number to be effective from the Date of Grant.

     (b) Adjustment for Change in Capital Stock. If the Company (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (2) subdivides its outstanding shares of Common Stock into a greater number of shares, or (3) combines its outstanding shares of Common Stock into a smaller number of shares, then the Exercise Price shall be adjusted in accordance with the formula:

                                 E1 = E * (O/A)

where:

                  E1       =        the adjusted Exercise Price.

                  E        =        the current Exercise Price.

                  O        =        the number of shares of all classes of
                                    Common Stock outstanding prior to such
                                    action.

                  A        =        the number of shares of all classes of
                                    Common Stock outstanding immediately after such action.

     In the case of a dividend or distribution, the adjustment shall become effective immediately after the record date for determination of the holders of shares of Common Stock

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who are entitled to receive such dividend or distribution, and in the case of a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of such corporate action. The adjustment required by this Section 8(b) shall be made successively whenever any event listed above shall occur.

     (c) Adjustment for Rights Issue. If the Company distributes (other than pursuant to, or as specifically excluded from, Sections 8(d) or 8(f) hereof) any rights, options or warrants to the holders of any series or class of its Common Stock entitling such holders thereof at any time after the record date mentioned below to purchase shares of Common Stock, for a period of time that exceeds 30 days, at a price per share less than the greater of 90% of the Current Market Price or the Exercise Price per share on that record date, the Exercise Price shall be reduced to the price determined in accordance with the formula:

                          E1 = E * ((O * M) + (N * P))
                                   -------------------
                                       (O +N) * M
where:

                  E1       =        the adjusted Exercise Price.

                  E        =        the current Exercise Price.

                  O        =        the number of shares of all classes of
                                    Common Stock  outstanding  on a Fully
                                    Diluted Basis prior to such action.

                  N        =        the maximum number of additional shares of
                                    all classes of Common Stock issuable upon exercise of the rights, options or warrants so offered.

                  P        =        the exercise price per share of additional
                                    shares issuable upon exercise of the rights, options or warrants so offered.

                  M        =        the greater of the Current Market Price or
                                    the Exercise Price per share of Common Stock on the record date.

     The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. If (i) at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, or (ii) at any time the exercise price per share for which shares of Common Stock are issuable pursuant to such rights, options or warrants shall be increased or decreased, including, without limitation, by virtue of any provision therein contained for an automatic increase or decrease in such exercise price per share upon the occurrence of a specified date or event, then the Exercise Price shall be immediately readjusted to what it would have been if, in the case of clause (i) above, "N" in the above formula had been the number of shares actually issued or, in the case of clause (ii) above, "P" in the above formula had been the exercise price per share, as so increased or decreased, as the case may be.

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     (d) Adjustment for Distribution. If the Company distributes (including by way of share repurchases to the extent in excess of the Current Market Price per share but not including payments, in cash or otherwise, to any such holder in a capacity other than as a holder of any equity securities of the Company) to the holders of any series or class of its Common Stock any of its assets (including, but not limited to, cash), debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities of the Company, the Exercise Price shall be adjusted in accordance with the formula:

                            E1 = E * (( M - F ) / M)

where:

                  E1       =        the adjusted Exercise Price.

                  E        =        the current Exercise Price.

                  M        =        the Current Market Price per share of Common
                                    Stock on the record date mentioned below.

                  F        =        the Fair Market Value per share (as
                                    defined in Section 8(h)) on the record date of the assets, securities, rights or warrants so distributed applicable to one share of Common Stock.

     The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. This Section 8(d) does not apply to rights, options or warrants referred to in Sections 8(c) or 8(f) hereof.

(e) Adjustment for Below Market Issuance of Common Stock. If the Company issues shares of any series or class of its Common Stock for a consideration per share less than the greater of 90% of the Current Market Price or the Exercise Price per share on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be reduced to the price determined in accordance with the formula:

                                E1 = E * ((O * M) + P )
                                         --------------
                                          (O + N) * M

where:

                  E1       =        the adjusted Exercise Price.

                  E        =        the current Exercise Price.

                  O        =        the number of shares of all classes of
                                    Common Stock outstanding on a Fully Diluted
                                    Basis immediately prior to the issuance of such additional shares.

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                  P        =        the aggregate consideration received for the
                                    issuance of such additional shares.

                  M        =        the greater of the Current Market Price or
                                    the Exercise Price per share on the date of issuance of such additional shares.

                  N        =        the number of additional shares of all
                                    classes of Common Stock so issued in such issuance.

     The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. This Section 8(e) does not apply to: (1) Common Stock issued upon the exercise of rights, options or warrants issued in any of the transactions described in Section 8(b), 8(c), 8(d), or 8(g) hereof, (2) the exercise of the Warrants, or the conversion, exchange or exercise of other securities outstanding on the date of this Agreement that are convertible, exchangeable or exercisable for Common Stock, or
(3) Common Stock issued to officers, directors, consultants or employees of the Company pursuant to any stock option, stock bonus, incentive plan or other similar arrangement (not to exceed 1,000,000 shares (subject to adjustment in the event of a change in capital stock as described in Section 8(b)) issuable upon exercise in any calendar year).

     (f) Adjustment for Options, Warrants or Other Rights. If the Company issues any options, warrants or other rights to subscribe for or purchase any shares of Common Stock and the consideration per share for which shares of Common Stock at any time thereafter may be issuable pursuant to such warrants, options or other rights shall be less than either the Exercise Price or 90% of the Current Market Price per share on the Computation Date (as defined below), then the Exercise Price shall be adjusted as provided in Section 8(e) hereof. Such adjustment shall be made on the basis that (i) the maximum number of shares of Common Stock issuable pursuant to all such warrants, options or other rights or necessary to effect the conversion, exercise or exchange of all warrants, options or other rights shall be deemed to have been issued as of the Computation Date and (ii) the aggregate consideration for such maximum number of shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such shares of Common Stock pursuant to such warrants, options or other rights. The term "Computation Date" shall mean the earliest to occur of (x) the date on which the Company shall enter into an unconditional contract for the issuance of such warrants, options or other rights, (y) the date on which a firm contract entered into by the Company for the issuance of such warrant, options or other rights becomes unconditional and
(z) the date of actual issuance of such warrant, options or other rights. If (i) at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised or, during such period, they have lapsed, been terminated or been canceled, or (ii) at any time the exercise price per share for which shares of Common Stock are issuable pursuant to such rights, options or warrants shall be increased or decreased, including, without limitation, by virtue of any provision therein contained for an automatic increase or decrease in such exercise price per share upon the occurrence of a specified date or event, then the Exercise Price shall be immediately readjusted to what it would have been if, in the case of clause
(i) above, "N" in the formula in Section 8(e) had been calculated based on the number of

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shares actually issued or, in the case of either clause (i) or clause (ii)
above, "P" in the formula in Section 8(e) had been the actual aggregate consideration received for the issuance of such additional shares.

(g) Adjustment for Convertible Securities Issues. If the Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in Sections 8(c), 8(d) and 8(f) hereof) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the greater of 90% of the Current Market Price or the Exercise Price per share on the date of issuance of such securities, the Exercise Price shall be reduced to the price determined in accordance with this formula:

                             E1 = E * ((O * M) + P)
                                      -------------
                                       (O + D) * M

where:

                  E1       =        the adjusted Exercise Price.

                  E        =        the current Exercise Price.

                  O        =        the number of shares of all classes of
                                    Common Stock outstanding on a Fully Diluted
                                    Basis immediately prior to the issuance of such securities.

                  P        =        the aggregate consideration received for the
                                    issuance of such securities.

                  M        =        the greater of the Current Market Price or
                                    the Exercise Price per share on the date of issuance of such securities.

                  D        =        the maximum number of all classes of
                                    Common Stock deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

     The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If (i) all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, or (ii) the exercise price per share for which shares of Common Stock are issuable pursuant to such securities shall be increased or decreased, including, without limitation, by virtue of any provision therein contained for an automatic increase or decrease in such exercise price per share upon the occurrence of a specified date or event, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of, in the case of clause (i) above, the actual number of shares of Common Stock issued upon conversion or exchange of such securities or, in the case of clause (ii) above, the exercise price per share, as so increased or decreased, as the case may be. This Section 8(g) does not apply to any of the transactions described in Sections 8(c), 8(d) or 8(f) hereof.

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     (h) Certain Definitions.

          (1) Current Market Price. The "Current Market Price" per share of Common Stock on any date is:

               (i) if the Common Stock is not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), then the Fair Market Value per share of outstanding Common Stock based upon the Fair Market Value of one hundred percent (100%) of the Company if sold as a going concern and without regard to any discount for the lack of liquidity or on the basis that the relevant shares of the Common Stock do not constitute a majority or controlling interest in the Company; or

               (ii) if the Common Stock is registered under the Exchange Act, the average of the closing prices per share of the Common Stock for twenty (20) consecutive trading days prior to the date in question. The term "closing price" of the Common Stock on any day, as indicated in the next day's Wall Street Journal if so reported in The Wall Street Journal (or if not reported in The Wall Street Journal, as reported by National Quotation Bureau Incorporated or, if not so reported, by a nationally recognized quotation service), shall be (A) the reported closing price (last sale price) of the Common Stock on the principal stock exchange on which the Common Stock is listed, or
          (B) if the Common Stock is not listed on a stock exchange, the reported closing price of the Common Stock on the principal automated securities price quotation system on which sale prices of the Common Stock are reported, or (C) if the Common Stock is not listed on a stock exchange and sale prices of the Common Stock are not reported on an automated quotation system, the mean of the final bid and asked prices for the Common Stock as reported by National Quotation Bureau Incorporated if at least two (2) securities dealers have inserted both bid and asked quotations for the Common Stock on at least five (5) of the ten (10) preceding trading days. If none of the foregoing provisions are applicable, the Current Market Price shall be determined in accordance with Section 8(h)(1)(i) hereof. The term "trading day" shall mean (X) if the Common Stock is listed on at least one stock exchange, a day on which there is trading on the principal stock exchange on which the Common Stock is listed, (Y) if the Common Stock is not listed on a stock exchange but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (Z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

          (2) Fair Market Value. The term "Fair Market Value" means the value obtainable upon a sale in an arm's length transaction to a third party under usual and normal circumstances, with neither the buyer nor the seller under any compulsion to act, as first determined by the Board of Directors of the Company (the "Board") in good faith, which determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant

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     Secretary. If the Board is unable to determine any Fair Market Value or, if the holders of at least thirty three percent (33%) of all of the Warrant Shares then issuable hereunder (collectively, the "Requesting Holders") disagree with the Board's determination of Fair Market Value by written notice delivered to the Company within twenty (20) business days after the determination thereof by the Board is communicated to holders of the Warrants affected thereby, which notice specifies a majority-in-interest of the Requesting Holders' determination of such Fair Market Value, then the Company and a majority-in-interest of the Requesting Holders shall select a mutually acceptable investment banking firm of national reputation which has not had a material relationship with the Company or any Warrant Holder or any officer or stockholder of the Company or any Warrant Holder within the preceding two (2) years, which shall determine such Fair Market Value (the "Appraiser"). The Appraiser's valuation of such Fair Market Value shall be final, binding and conclusive on the Company and the holders of all of the Warrants issued hereunder and then outstanding. Any and all costs and fees of the Appraiser shall be borne solely by the Company.

          (3) Fully Diluted Basis. The term "Fully Diluted Basis" means, as applied to the calculation of the total number of shares of Common Stock outstanding at any time, after giving effect to (a) all shares of Common Stock outstanding at the time of determination (other than shares owned by the Company or any of its subsidiaries) and (b) without duplication, the additional amount of shares of Common Stock that would then be issuable if all outstanding rights, as of the time of calculation, to purchase, exchange or convert equity securities were then exercised, but excluding
     (i) the Warrants and (ii) any such rights issued after the date of this Agreement, the issuance of which did not result in an adjustment to the Exercise Price under this Section 8.

     (i) Consideration Received. For purposes of any computation under this
Section 8 respecting consideration received, the following shall apply:

          (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash;

          (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Market Value thereof; and

          (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this Section 8(i)).

     (j) When Adjustment Not Required.

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          (1) Except for adjustments required for changes in capital stock pursuant to Section 8(b), no adjustment shall be made hereunder for any event taking place on or after March 27, 2008;

          (2) Unless the adjustment would require an increase or decrease of at least one percent (1%) in the aggregate number of shares of Common Stock then issuable upon exercise of the Warrants, no adjustment in the number of shares issuable upon exercise need be made. However, any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised. All calculations under this Section 8 shall be made to the nearest $.0001; and

          (3) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

     (k) Notice of Adjustment. Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 11 hereof.

     (l) Reorganization of the Company. If any capital reorganization or reclassification of the capital stock of the Company, any consolidation or merger of the Company with another entity, or the sale or lease of all or substantially all of the Company's assets to another entity shall be effected in such a way that holders of Common Stock of the Company shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Stock, then, as a condition precedent to such reorganization, reclassification, consolidation, merger, sale or lease, lawful and adequate provisions shall be made whereby the holder of a Warrant shall thereafter have the right to purchase and receive upon the basis and the terms and conditions specified in this Agreement and in lieu of the shares of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented by such Warrant, the same consideration it would have been entitled to had such rights been exercised immediately prior thereto, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of the Warrant to the end that the provisions hereof (including without limitation, other than in the case of any such consolidation or merger that results in a Change of Control (as defined in the Credit Agreement as in effect on the date hereof) provisions for adjustments of the Exercise Price and of the number of Warrant Shares purchasable and receivable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger, sale or lease, unless prior to the consummation thereof the successor Person (if other than the Company) resulting from such consolidation or merger or the Person purchasing or leasing such assets shall assume the obligation to deliver to such holder, such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

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     (m) Adjustment in Number of Shares. Upon each adjustment of the Exercise
Price pursuant to this Section 8, each Warrant shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

                               N1 = N * ( E / E1 )

where:

                  N1       =        the adjusted number of Warrant Shares
                                    issuable upon exercise of such Warrant by payment of the adjusted Exercise Price.

                  N        =        the number of Warrant Shares previously
                                    issuable upon the exercise of such Warrant by payment of the Exercise Price prior to adjustment.

                  E1       =        the adjusted Exercise Price.

                  E        =        the Exercise Price prior to the adjustment.

     (n) Form of Warrant. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of a Warrant, a Warrant theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant initially issuable pursuant to this Agreement.

     (o) Other Dilutive Events. If any other transaction or event (other than those explicitly referred to in this Section 8) shall occur as to which the other provisions of this Section 8 are not strictly applicable but the failure to make any adjustment to the Exercise Price or to any of the other terms of the Warrants would not fairly protect the purchase rights and other rights represented by the Warrants in accordance with the essential intent and principles hereof and thereof, then, and as a condition to the consummation of any such transaction or event, and in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give its opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 8, necessary to preserve, without dilution, the rights represented by the Warrants. The Company shall pay the fees and expenses of such firm of accountants in connection with any such opinion. Upon receipt of such opinion, the Company will promptly deliver a copy thereof to the Warrant Holders and shall make the adjustments described therein.

     (p) Par Value. If the effect of any such adjustment is to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

     (q) Shares Outstanding. The number of shares of Common Stock deemed to be outstanding at any given time shall not include shares of Common Stock held by the Company or any Subsidiary of the Company.

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     Section 9. Registration Rights.

     (a) Definitions. For purposes of this Section 9 the following terms shall have the below indicated meanings:

          "Commission" means the United States Securities and Exchange
     Commission.

          A "holder" of Registrable Shares shall mean any Person that holds any Warrants or Warrant Shares.

          "Registrable Shares" shall mean any issued or issuable Warrant Shares, except that, as to any particular Registrable Shares, such securities, once issued, will cease to be Registrable Shares when (a) a registration statement covering such securities has been declared effective and remain effective in accordance with Section 9(c)(i) or (b) such securities have been sold to the public.

          "Registration Expenses" shall mean all expenses incurred in effecting any registration hereunder, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses.

          "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Shares and fees and disbursements of counsel for any selling holder of Registrable Shares.

     (b) Registration. The Company shall use commercially reasonable efforts to file with the Commission as soon as practicable after the Closing (but in no event more than sixty (60) days) a registration statement providing for the registration of resales of the Registrable Shares.

     (c) Registration Procedures. In connection with the foregoing registration, the Company will as expeditiously as possible and at its expense:

          (i) cause such registration statement to become or be declared effective as soon as practicable after such filing and to remain effective until the earlier of two years or until all Registrable Shares covered thereby have been sold;

          (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective, and otherwise as may be necessary to comply with the provisions of the Act with respect to the disposition of all Registrable Shares covered by such registration statement in accordance with the intended methods of disposition by the holders of the Registrable Shares set forth in such registration statement;

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          (iii) furnish to each holder of Registrable Shares and the underwriters, if any, of the Registrable Shares such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such holder or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares of such holder or the sale of such Registrable Shares by such underwriters;

          (iv) comply with the applicable blue sky laws of such jurisdictions as any holder of Registrable Shares reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such holder to consummate the disposition in such jurisdictions of the Registrable Shares owned by such holder (provided that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause, or
     (y) consent to general service of process in any such jurisdiction);

          (v) cause all Registrable Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed;

          (vi) provide a transfer agent and registrar for all Registrable
     Shares;

          (vii) enter into such customary agreements (including underwriting agreements in customary form) and take all such other reasonable and customary actions as the holders of at least a majority of the Registrable Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares;

          (viii) notify each holder of Registrable Shares, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

          (ix) notify each holder of Registrable Shares of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

          (x) prepare and file with the Commission, promptly upon the request of any holder of Registrable Shares, any amendments or supplements to such registration statement or prospectus which is required under the Act or the rules and regulations thereunder in connection with the distribution of Registrable Shares by such holder;

          (xi) prepare and promptly file with the Commission and immediately notify each holder of Registrable Shares of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of

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     a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

          (xii) advise each holder of Registrable Shares, immediately after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to obtain its withdrawal if such stop order should be issued; and

          (xiii) prior to the filing of any registration statement or prospectus or any amendment or supplement to such registration statement or prospectus, furnish a copy thereof to a designated counsel for all such holders of Registrable Shares and refrain from filing any such registration statement, prospectus, amendment or supplement to which such counsel to the holders of Registrable Shares shall have reasonably objected in a timely manner on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules and regulations thereunder, unless, in the case of an amendment or supplement, in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable laws.

Notwithstanding the above requirements, the Company shall not be required to amend or supplement any registration statement, any related prospectus or any document incorporated therein by reference for a period (the "Black Out Period") not to exceed, for so long as this Agreement is in effect, an aggregate of 90 days in any calendar year, in the event that (A) an event occurs and is continuing as a result of which the registration statement, any related prospectus or any document incorporated therein by reference as then amended or supplemented would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B)(1) the Company determines in its good faith judgment that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company or (2) the disclosure otherwise relates to a material business transaction which has not yet been publicly disclosed.

The Company may require any holder of Registrable Shares to furnish to the Company such information regarding such holder and the intended distribution of its Registrable Shares and such other information as the Company may from time to time reasonably request in writing in connection with the registration.

Each of the holders of Registrable Shares agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 9(c)(xi), such holder will forthwith discontinue the disposition of Registrable Shares pursuant to the registration statement covering such Registrable Shares until such holder receives copies of the supplemented or amended prospectus contemplated by such Section, and, if so directed by the Company, each holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such

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Registrable Shares current at the time of receipt of such notice. Each holder of
Registrable Shares also agrees to notify the Company of any event relating to such holder that occurs that would require the preparation of a supplement or amendment to the prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (d) Registration Expenses. All Registration Expenses incurred pursuant to a registration hereunder will be borne by the Company, and all Selling Expenses of a holder of Registrable Shares shall be borne solely by such holder.

     (e) Indemnification by the Company. To the extent permitted by applicable law, the Company agrees to indemnify and hold harmless each holder of Registrable Shares, its officers, directors, partners, attorneys and agents and each Person, if any, who controls each holder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (the "Indemnified Persons"), from and against any and all losses, claims, damages (whether in contract, tort or otherwise), liabilities and expenses (including reasonable costs of investigation and reasonable attorneys' fees) whatsoever (as incurred or suffered) arising out of or based upon (i) any violation or alleged violation by the Company of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law or (ii) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Shares or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof that is based solely upon information furnished in writing to the Company by such Indemnified Person or on behalf of such Indemnified Person expressly for use therein. The Company also agrees to indemnify any underwriters of the Registrable Shares, their officers, partners and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Indemnified Persons provided in this Section or such other indemnification customarily obtained by underwriters at the time of offering.

     (f) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Indemnified Person in respect of which indemnity may be sought from the Company, the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Persons, and shall assume the payment of all expenses. Each of the Indemnified Persons shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Company has agreed to pay such fees and expenses or (ii) such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Person which are different from or additional to those available to other Indemnified Persons or the Company (in which case, if such Indemnified Person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Person) or (iii) the use of counsel chosen by the

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Company to represent such Indemnified Person would present such counsel with a conflict of interest or (iv) the Company shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of the institution of such action; it being understood, however, that, unless one of the situations described in clauses (i) through (iii) shall exist with respect to the employment of the same counsel for more than one Indemnified Person, the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for the Indemnified Persons, which firm shall be designated in writing by the holders of at least 80% of the Registrable Shares. The Company shall not be liable for any settlement of any such action or proceeding effected without the Company's written consent (such consent not to be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless the Indemnified Persons from and against any loss or liability by reason of such settlement or judgment. The Company shall not, without the prior written consent of the Indemnified Person, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought by such Indemnified Person hereunder (whether or not such Indemnified Person is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability arising out of such claim, action, suit or proceeding and imposes no obligations on such Indemnified Person other than monetary payments to be paid in full by the Company at the time of such settlement.

     (g) Indemnification by Holder of Registrable Shares. Each holder of Registrable Shares agrees to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Indemnified Persons, but only with respect to information furnished in writing by such holder of Registrable Shares or on behalf of such holder expressly for use in any registration statement or prospectus relating to the Registrable Shares, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers, or any such controlling Person, in respect of which indemnity may be sought against a holder of Registrable Shares, such holder shall have the rights and duties given to the Company, and the Company or its directors or officers or such controlling Person shall have the rights and duties given to the Indemnified Persons pursuant to Section 9(e). Notwithstanding the foregoing, the liability of each holder of Registrable Shares pursuant to this Section 9(g) shall not exceed the amount of the aggregate net offering proceeds of the Registrable Shares received by such holder.

     (h) Contribution. If the indemnification provided for in this Section 9 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the

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indemnified party on the other in connection with the statements or omissions that resulted in such loss, claim, damage, liability or expense as well as any equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the holders of Registrable Shares agree that it would not be just and equitable if contribution pursuant to this Section 9(h) were determined by pro rata allocation (even if the holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(h), no holder of Registrable Shares shall be required to contribute any amount in excess of the aggregate net offering proceeds received by any such holder from the sale of its Registrable Shares. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     (i) Indemnification Payments. The indemnification and contribution required by this Section 9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability are incurred.

     Section 10. Notices. All communications provided for herein shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such communication by a recognized overnight delivery service (charges prepaid), (b) by a recognized overnight delivery service (charges prepaid), or (c) by messenger. The respective addresses of the parties hereto for the purposes of this Agreement are as set forth in the Credit Agreement and the Note Agreement. Any party may change its address (or telecopy number) by notice to each of the other parties in accordance with this Section 10. Communications under this Agreement shall be deemed given only when actually received.

     Section 11. Binding Agreement. This Agreement shall be binding on and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

     Section 12. Specific Performance. The parties hereto stipulate that the remedies at law of any party hereto in the event of any default or threatened default by any other party hereto in the performance of or compliance with the terms hereof are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance thereof, whether by an injunction against violation thereof or otherwise.

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     Section 13. Covenants of the Company

     (a) No Impairment or Amendment. The Company shall not by any action including, without limitation, amending its charter, any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the Warrant Holders against impairment. Without limiting the generality of the foregoing, the Company will (a) use its commercially reasonable efforts to take such action as may be necessary or appropriate in order that the Company may validly issue fully paid and nonassessable Warrant Shares, and to obtain and maintain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction as may be necessary to enable the Company to perform its obligations under this Agreement and the Warrants, and (b) will not issue any capital stock or enter into any agreement, the terms of which would have the effect, directly or indirectly, of preventing the Company from honoring its obligations hereunder.

     (b) State Securities Laws. The Company hereby agrees to comply, to the extent applicable, with all state securities or "blue sky" laws regarding the issuance of the Warrants.

     Section 14. Notices to Warrant Holders.

     (a) Upon any adjustment of the Exercise Price pursuant to Section 8 hereof, the Company shall promptly thereafter (i) cause to be filed with the Company an officer's certificate, or a certificate of a firm of independent public accountants of recognized standing selected by the Board (who may be the regular auditors of the Company), setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of the Warrants and payment of the adjusted Exercise Price, and (ii) cause to be given to each Warrant Holder written notice of such adjustments. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this
Section 14.

     (b) In the event (i) that the Company shall authorize the issuance of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants, (ii) that the Company shall authorize the distribution to any holders of shares of Common Stock of evidences of its indebtedness or assets (including without limitation ordinary quarterly cash dividends), (iii) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required or of the conveyance or transfer of substantially all of the properties and assets of the Company or of any reclassification or change of Common Stock issuable upon exercise of a Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer made by the Company for shares of Common Stock, (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company, (v) that the Company proposes to take any action

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which would require an adjustment of the Exercise Price pursuant to Section 8 hereof, or (vi) that the Company proposes to issue, sell, grant or distribute any equity security of the Company, then the Company shall cause to be given to each registered holder of a Warrant Certificate, at least three (3) days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, a written notice stating (A) the date as of which the Persons to which such rights, options, warrants or distribution are to be made is determined, (B) the initial expiration date set forth in any tender offer or exchange offer made by the Company for shares of Common Stock,
(C) the date on which any such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up or (D) the date on which any such issuance, sale, grant or distribution is expected to become effective or consummated.

     (c) The Company shall distribute to the Warrant Holders copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the holders of shares of Common Stock at such times and by such method as such documents are distributed to such holders of shares of Common Stock. Nothing contained in this Agreement or in a Warrant Certificate, however, shall be construed as conferring upon the holder thereof the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or the election of the Board or any other matter, or any right whatsoever as a stockholder of the Company.

     (d) The Company shall deliver to each Warrant Holder written notice of the expiration of the Exercise Period of such Warrant. Such notice shall be delivered by the Company not less than five (5) days prior to the existing expiration date of the Exercise Period of such Warrant.

     (e) Each of the Note Agreement Warrant Holders hereby agrees to be bound by the confidentiality provisions of Section 24 of the Note Agreement (as in effect on the date hereof), with references therein to "this Agreement," "Noteholders" and "Notes" being deemed instead references to this Agreement, the Note Agreement Warrant Holders and the Warrants and Warrants Shares. Each of the Credit Agreement Warrant Holders hereby agrees to be bound by the confidentiality provisions of Section 16.20(d) of the Credit Agreement (as in effect on the date hereof), with references therein to the "Lenders" being deemed instead references to Credit Agreement Warrant Holders.

     Section 15. The Company's Representations and Warranties. The Company represents and warrants that:

          (a) Organization, Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

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          (b) Authority. The Company has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement, to issue the Warrants and to carry out the transactions contemplated hereby.

          (c) Due Authorization. The Company has taken all corporate actions necessary to authorize it to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except for (i) the effect upon this Agreement of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally, and (ii) limitations imposed by equitable principles or principles of public policy upon the specific enforceability of any of the remedies, covenants or other provisions of this Agreement and upon the availability of injunctive relief or other equitable remedies.

          (d) Shares to be Fully Paid; Reservation of Shares. All shares of Common Stock which may be issued upon the exercise of the rights represented by the Warrants will, upon issuance, be duly authorized, validly issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests (other than those created by any Warrant Holders). If and so long as the outstanding shares of Common Stock may be listed on any securities exchange in the United States, the Company shall use its reasonable efforts to cause all Warrant Shares reserved for issuance upon exercise of the Warrants to be listed on each such exchange upon official notice of issuance upon such exercise. The aggregate number of outstanding shares of Common Stock (calculated on a Fully Diluted Basis) on the Closing Date is 17,051,345.

          (e) No Adjustment of Other Shares on Issuance. Neither the issuance nor the exercise of the Warrants will cause the rate at which any of the Company's outstanding securities are ultimately convertible into Common Stock to change nor will such issuance or exercise invoke any "antidilution" feature of any of the Company's outstanding securities or rights to purchase securities.

          (f) Current Public Information. The Company will file all reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and will take such further action as any Warrant Holder may reasonably request, all to the extent required to enable such Warrant Holder to sell Warrant Shares pursuant to Rule 144 or, if applicable, Rule 144A adopted by the Commission under the Act.

     Section 16. Waivers. No waiver by any party of any default with respect to any provision, condition of requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No course of dealing between any parties hereto and no delay by any party in exercising its rights hereunder shall operate as a waiver of any rights of any party. No waiver shall be deemed to be made by any party of its rights hereunder unless the same shall be in writing signed on behalf of such party, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights or obligations of any other party in any other respect at any other time.

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     Section 17. Governing Law; Consent to Jurisdiction. This Agreement and each
Warrant Certificate issued hereunder shall be deemed to be an instrument made under the laws of the State of Illinois , except to the extent the laws of the State of Delaware apply, and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of such state without regard to such state's principles of conflict of laws. The Company (i) hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in the City of Chicago over any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company consents to being served in any such suit, action or proceeding by mailing a copy thereof to it at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

     Section 18. Amendment. Any term, covenant, agreement or condition of this Agreement or the Warrants may, with the consent of the Company, be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the holders of 80% or more of the Warrants, provided that (a) no such amendment or waiver shall change the number of Warrant Shares issuable upon the exercise of any Warrant or the manner of exercise or the amount of any payment due upon exercise without the prior written consent of the holder of such Warrant and (b) no such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

     Section 19. Math Computation Conventions. For each of the calculations in
Section 8; "=" shall mean equals; "+" shall mean plus or increased by; "-" shall mean less, minus, take away or reduced by; "*" shall mean times or multiplied by; and "/" shall mean divided by. All other normal math conventions shall be applied to any calculations herein.

     Section 20. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     Section 21. Severability. If any provision of this Agreement be held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto will not be materially and adversely affected thereby, such provision will be fully severable.

     Section 22. Entire Agreement. This Agreement, together with the Warrants, the Credit Agreement, the Note Agreement, the other Note Documents (as defined in the Note Agreement) and the other Loan Documents, contains the entire understandings of the parties with respect to the matters covered hereby and except as specifically set forth herein or therein, none of the parties hereto makes any representation, warranty, covenant or undertaking with respect to such matters.

     Section 23. Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become

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                                                                  Execution Copy

effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart.

     Section 24. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

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                                                                  Execution Copy

                                WARRANT AGREEMENT

                                 Signature Page

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as an instrument under seal in accordance with the terms set forth herein.

                           MIDAS, INC.

                           By:__________________________________________________

                           Name:
                           Title:

                           BANK ONE, NA

                           By:__________________________________________________

                           Name:
                           Title:

                           CREDIT SUISSE FIRST BOSTON

                           By:__________________________________________________

                           Name:
                           Title:

                           ABN AMRO BANK N.V.


                           By:__________________________________________________

                           Name:
                           Title:

                           BNP PARIBAS

                           By:__________________________________________________

                           Name:
                           Title:

                           By:__________________________________________________

                           Name:
                           Title:

Counterpart Signature Page
Warrant Agreement

Execution Copy

                           MIZUHO CORPORATE BANK, LTD.

                           By:__________________________________________________

                           Name:
                           Title:

                           THE NORTHERN TRUST COMPANY

                           By:__________________________________________________

                           Name:
                           Title:

                           U.S. BANK NATIONAL ASSOCIATION

                           By:__________________________________________________

                           Name:
                           Title:

Counterpart Signature Page
Warrant Agreement

Execution Copy

                           CONNECTICUT GENERAL LIFE INSURANCE
                           COMPANY
                           By CIGNA Investments, Inc.

                           By:__________________________________________________

                           Name:
                           Title:

                           CONNECTICUT GENERAL LIFE INSURANCE
                           COMPANY ON BEHALF OF ONE OR MORE
                           SEPARATE ACCOUNTS
                           By CIGNA Investments, Inc.

                           By:__________________________________________________

                           Name:
                           Title:

                           CANADA LIFE INSURANCE COMPANY OF AMERICA

                           By:__________________________________________________

                           Name:
                           Title:

                           CANADA LIFE INSURANCE COMPANY OF NEW YORK


                           By:__________________________________________________

                           Name:
                           Title:

                           SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY


                           By:__________________________________________________

                           Name:
                           Title:

Counterpart Signature Page
Warrant Agreement

                                                                  Execution Copy

                           AMERICAN GENERAL LIFE INSURANCE
                           COMPANY
                           THE UNITED STATES LIFE INSURANCE
                           COMPANY IN THE CITY OF NEW YORK
                           By AIG Global Investment Corp., investment adviser

                           By:__________________________________________________

                           Name:
                           Title:

                           THE TRAVELERS INSURANCE COMPANY

                           By:__________________________________________________

                           Name:
                           Title:

                           FIRST TRENTON INDEMNITY COMPANY

                           By:__________________________________________________

                           Name:
                           Title:

Counterpart Signature Page
Warrant Agreement

                                                                  Execution Copy

                                    EXHIBIT A

                           FORM OF WARRANT CERTIFICATE

    THESE WARRANTS AND THE SHARES PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MUST BE HELD INDEFINITELY UNLESS SUBSEQUENTLY REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR DISPOSED OF PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. THESE WARRANTS AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO BELOW. A COPY OF THE ABOVE REFERENCED AGREEMENT IS ON FILE AT THE OFFICES OF THE COMPANY.

                                   MIDAS, INC.

                                    WARRANTS

                           Dated as of _______ __, ___

Warrant Certificate No. R-__                                         __ Warrants


     MIDAS, INC. a Delaware corporation (the "Company"), by this certificate (a "Warrant Certificate") certifies that, for value received, ____________________ or any registered assigns thereof is the registered holder of warrants (said warrants and any warrants issued in exchange therefor or transfer or replacement thereof being hereinafter collectively referred to as the "Warrant") to purchase from the Company __________________________ (_______) fully paid and nonassessable shares (together with shares issued upon exchange, transfer or replacement thereof, the "Shares") of common stock of the Company, at any time or from time to time during the Exercise Period, at an exercise price of One Cent ($0.01) per share, subject to adjustment as provided in the Warrant Agreement referred to below (as such price may be adjusted, the "Exercise Price"), upon surrender of this Warrant Certificate and payment of the Exercise Price therefor in accordance with the Warrant Agreement referred to below.

     The Warrant is subject to the terms and conditions of that certain Warrant Agreement dated as of March __, 2003, as amended, modified and supplemented from time to time.

                                                                  Execution Copy

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed as an instrument under seal by its duly authorized officer as of the date indicated below.

Dated:  March  __, 2003                     MIDAS, INC.


                                            By: ________________________________

                                            Name:
                                            Title:

                                                                  Execution Copy

                           FORM OF NOTICE OF EXERCISE

               (To be executed only upon partial or full exercise
                             of the within Warrant)



     The undersigned registered holder of the within Warrant irrevocably exercises the within Warrant for and purchases _______shares of Common Stock of MIDAS, INC. and herewith makes payment therefor in the amount of $ ___, all at the price, in the manner and on the terms and conditions specified in the within Warrant and the Warrant Agreement referred to therein, and requests that a certificate (or _____certificates in denominations of ________shares of Common Stock) for such shares of Common Stock hereby purchased be issued in the name of and delivered to [choose one] (a) the undersigned or (b) _________________, whose address is _________________and, if such shares of Common Stock shall not include all the Shares issuable as provided in the within Warrant, that a new Warrant of like tenor for the Shares not being purchased hereunder be issued in the name of and delivered to [choose one] (a) the undersigned or (b) __________________, whose address is ____________________. -- -


Dated: _______, __.

                                                [                              ]



                                                By _____________________________

                                                (Signature of Registered Holder)

                                                                  Execution Copy

                                                                       Exhibit 3

                               FORM OF ASSIGNMENT

                    (To be executed only upon the assignment
                             of the within Warrant)



         FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto ________________________, whose address is _________________________________________, all of the rights of the undersigned under the within Warrant, with respect to ____shares of Common Stock of MIDAS, INC. and, if such shares of Common Stock shall not include all the Shares issuable as provided in the within Warrant, that a new Warrant of like tenor for the Shares not being transferred hereunder be issued in the name of and delivered to [choose one] (a) the undersigned or (b) _____________________, whose address is ______________________________________, and does hereby irrevocably constitute and appoint ______________Attorney to register such transfer on the books of MIDAS, INC. maintained for the purpose, with full power of substitution in the premises.

Dated: ________, __.

                                               [                               ]



                                                By _____________________________

                                                (Signature of Registered Holder)

                                                                  Execution Copy

                                   Schedule 1

[Names of Warrant Holders]                                    Number of Warrants